                                                                     EXHIBIT 3.1

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               DRKOOP.COM, INC.

     DRKOOP.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does
                                                              -------
hereby certify that:

     I.   The name of the Company is drkoop.com, Inc.

     II. The original Certificate of Incorporation of the Company was filed with the Delaware Secretary of State on February 26, 1999.

     III. The Board of Directors of the Company, acting in accordance with Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, duly adopted resolutions and declared the advisability of such resolutions to amend and restate the Certificate of Incorporation of the Company to read in its entirety as follows:

                                      ONE

     The name of the Company is drkoop.com, Inc.

                                      TWO

     The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     THREE

     The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                     FOUR

     A. The aggregate number of shares that the Company shall have authority to issue is 40,000,000 divided into 25,000,000 shares of Common Stock (the "Common Stock") each with the par value of $0.001 per share, and 15,000,000 shares of Preferred Stock (the "Preferred Stock") each with the par value of $0.001 per share. The Preferred Stock may be issued from time to time in one or more series. The first series shall be denominated the "Series A 8% Convertible
                                                         -----------------------
Preferred Stock" and shall consist of 300,000 shares.  The second series shall
---------------
be denominated the "Series B Preferred Stock" and shall consist of 5,512,458
                    ------------------------
shares.  The third series shall be denominated the "Series C Preferred  Stock"
                                                    -------------------------
and shall consist of 1,200,000 shares.

     The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     B.   The terms and provisions of the Preferred Stock are as follows:

     1.   Definitions.  For purposes of this Article, the following definitions
          -----------
shall apply:

          (a) "Convertible Securities" shall mean any bonds, debentures, notes
               ----------------------
or other evidences of indebtedness, and any warrants, shares or any other securities (other than shares of Series A 8% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) convertible into, exercisable for, or exchangeable for Common Stock.

          (b) "Options" shall mean rights, options or warrants to subscribe for,
               -------
purchase or otherwise acquire Common Stock or Convertible Securities.

          (c) "Original Issue Date" shall mean the date upon which shares of
               -------------------
Series A 8% Convertible Preferred Stock are first issued.

          (d) "Original Purchase Price" shall mean $3.00 for each share of
               -----------------------
Series A 8% Convertible Preferred Stock, $1.95 for each share of Series B Preferred Stock, and $11.89 for each share of Series C Preferred Stock, subject to equitable and proportional adjustment in the event of stock splits, reverse splits, recapitalization and the like.

          (e) "Preferred Stock" shall mean all outstanding series of Preferred
               ---------------
Stock, from time to time.

     2.   Dividends.
          ---------

          (a) Treatment of Preferred.  The Series A 8% Convertible  Preferred
              ----------------------
Stock shall be entitled to receive annual dividends, prior and in preference to any declaration or payment of any Distribution (as defined below) to holders of any class or series of capital stock of the Company, of eight percent (8%) of the Original Purchase Price, out of any assets at the time legally available therefore, when, as and if declared by the Board of Directors, payable semi-annually beginning on June 1, 1998. Dividends shall accrue on each share of Series A 8% Convertible Preferred Stock from April 1, 1998 and shall be cumulative. The Board of Directors is under no obligation to declare dividends with respect to shares of Series B Preferred Stock or Series C Preferred Stock and no rights shall accrue to the holders of Series B Preferred Stock and Series C Preferred Stock if dividends are not declared, and any dividends declared shall be noncumulative. To the extent that the Corporation declares or pays dividends on the Common Stock, the Corporation shall declare and pay a participating dividend on each share of Preferred Stock on an as-converted basis; and no dividend shall be paid on the Common Stock at a rate greater than the rate at which dividends are paid on the Preferred Stock. The number of shares of Common Stock into which shares of Preferred Stock are convertible shall be determined as of the date on which the dividend is declared. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be disregarded.

          (b) Priority of Dividends.  The Company shall make no Distribution (as
              ---------------------
defined below) to the holders of shares of Common Stock except in accordance with Section 2(a) above, and no Distributions shall be paid on any Common Stock of the Company during any fiscal year of the Company until dividends in the amount set forth in Section 2(a) above have been paid to the holders of Series A 8% Convertible Preferred Stock during that fiscal year.

          (c) Distribution.  As used in this section, "Distribution" means the
              ------------                             ------------
transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the purchase of shares of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

     3.   Liquidation Rights.
          ------------------

          (a) Series A Liquidation Preference. In the event of any liquidation,
              -------------------------------
dissolution or winding up of the Company ("Liquidation"), either voluntary or
                                           -----------
involuntary, the holders of the Series A 8% Convertible Preferred Stock shall be entitled to receive, out of the assets of the Company, the Original Purchase Price plus an amount equal to all declared and unpaid dividends thereon (the "Series A Liquidation Preference"), if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of Series B Preferred Stock, Series C Preferred Stock or Common Stock.

              If upon the liquidation, dissolution or winding up of the Company, the assets to be distributed among the holders of the Series A 8% Convertible Preferred Stock are insufficient to permit the payment to such holders of the full Series A Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A 8% Convertible Preferred
             --- ----
Stock in proportion to the aggregate Series A Liquidation Preference each such holder is otherwise entitled to receive.

          (b) Series B Liquidation Preference.  After payment of the full Series
              -------------------------------
A Liquidation Preference as set forth above, the holders of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Company, the Original Purchase Price plus an amount equal to all declared and unpaid dividends thereon (the "Series B Liquidation Preference"), if any, to the date that payment is made, before any payment shall be made or any assets distributed to the holders of the Series C Preferred Stock or Common Stock.

          If upon the liquidation, dissolution or winding up of the Company, the assets to be distributed are sufficient to permit the payment of the full Series A Liquidation Preference but are insufficient to permit the payment of the full Series B Liquidation Preference, then the remaining assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock in proportion to the
--- ----
aggregate Series B Liquidation Preference each such holder is otherwise entitled to receive.

          (c) Remaining Assets.  After the payment to the holders of Series A 8%
              ----------------
Convertible Preferred Stock and Series B Preferred Stock of the full preferential amounts specified above, no further payments shall be made to the holders of Series A 8% Convertible Preferred Stock, and any remaining assets of the Company shall be distributed with equal priority and pro rata among the
                                                         --- ----
holders of the Company's Series B Preferred Stock, Series C Preferred Stock and Common Stock.

          (d) Reorganization.  For purposes of this Section 3, a Liquidation
              --------------
shall be deemed to be occasioned by, or to include, (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale of all or substantially all of the assets of the Company; provided, however, that, in each such case, the
                              -----------------
applicable transaction shall not be deemed a liquidation unless the Company's
                                                         ------
stockholders of record as constituted immediately prior to such acquisition or sale hold less than 50% of the voting power of the surviving or acquiring entity (or its parent).

          (e) Shares not Treated as Both Preferred Stock and Common Stock in any
              ------------------------------------------------------------------
Distribution.  Shares of Preferred Stock shall not be entitled to be converted
------------
into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

          (f) Non-Cash Consideration.  If any assets of the Corporation
              ----------------------
distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors, except
                                                                          ------
that any securities to be distributed to stockholders in a liquidation,
----
dissolution, or winding up of the Corporation shall be valued as follows:

          (i) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

               a. if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution;

               b. if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

               c. if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs
(i)(a), (i)(b) or (i)(c) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

     4.   Conversion.  The Preferred Stock shall have conversion rights as
          ----------
follows (the "Conversion Rights"):
              -----------------

          (a) Right to Convert.  Each share of Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or the transfer agent for the Preferred Stock. Each share of Series A 8% Convertible Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Original Purchase Price divided by the Series A Conversion Price (as hereinafter defined). The "Series A Conversion Price" shall
                                                -------------------------
initially be $2.765, and shall be subject to adjustment as provided herein. Each share of Series B Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Original Purchase Price divided by the Series B Conversion Price (as hereinafter defined). The "Series B Conversion Price" shall initially be $1.895 and shall be
               -------------------------
subject to adjustment as provided herein. Each share of Series C Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Original Purchase Price divided by the Series C Conversion Price (as hereinafter defined). The "Series C Conversion Price"
                                                  --------------------------
shall initially be $11.89 and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate."
                                                    ---------------

          (b) Automatic Conversion.  Each share of Preferred Stock shall
              --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share immediately upon the closing of a firmly underwritten public offering pursuant to the Securities

Act of 1933, as amended (the "Securities Act") on Form S-1 (as defined in the
                              --------------
Securities Act), in which the aggregate gross proceeds to the Company are not less than $20,000,000 and after which the Company's Common Stock is listed on a national securities exchange or admitted for quotation on the Nasdaq National Market (or any successor exchange or automatic quotation system).

          (c) Mechanics of Conversion.  No fractional shares of Common Stock
              -----------------------
shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined in good faith by the Board of Directors (as evidenced by certified resolutions) of the Company. For such purpose, all shares of Preferred Stock held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of the transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to
-----------------
paragraph 4(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company
                                   -------- -------  -------
shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

     The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock; provided, however, that no
                                                   -----------------
declared and unpaid dividends shall be paid on Preferred Stock converted pursuant to Section 4(a) herein. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in
                              -----------------
connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

          (d) Adjustments to Conversion Prices.
              --------------------------------

              (i)   Stock Dividends.  In the event the Company at any time or
                    ---------------
from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, and with respect to which no similar Common Stock dividend is to be distributed to holders of Preferred Stock, then and in any such event, the Conversion Prices in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased.

              (ii)  Adjustments for Subdivisions or Combinations of Common. In
                    ------------------------------------------------------
the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise other than by payment of a dividend in Common Stock), into a greater number of shares of Common Stock, the Conversion Prices in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

              (iii) Adjustments for Reclassification, Exchange and Substitution.
                    -----------------------------------------------------------
If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification.

          (e) Certificate of Adjustments.  Upon the occurrence of each
              --------------------------
adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

          (f) Notices of Record Date.  In the event that the Company shall
              ----------------------
propose at any time (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of the Preferred Stock at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iii) and (iv) above. Each such written notice shall be given by first class mail, postage prepaid, or reputable overnight courier, or personally delivered, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Company (with the date such notice is deemed given to be three days after such deposit in the U.S. Mail, the day after deposit with a reputable overnight courier and upon delivery in the case of personal delivery).

          (g) Reservation of Stock Issuable Upon Conversion. The Company shall
              ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (h) No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

     5.   Redemption.  The Preferred Stock is not redeemable.
          ----------

     6.   Voting.  Except as otherwise expressly provided herein or as required
          ------
by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          (a) Preferred Stock.  Each holder of shares of Preferred Stock shall
              ---------------
be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. The holders of the Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be rounded down to the next whole number.

          (b) Common Stock.  Each holder of shares of Common Stock shall be
              ------------
entitled to one vote for each share thereof held.

          (c) No Series Voting.  Other than as provided by law or as set forth
              ----------------
herein, there shall be no separate class or series voting.

     7.   Notices.  Any notice required by the provisions of this Article FOUR
          -------
to be given to the holders of Preferred Stock shall be, and shall be deemed, given as provided above in Section 4(f) ("Notices of Record Date").

     8.   Series A 8% Convertible Preferred Stock Protective Provisions.  So
          -------------------------------------------------------------
long as any shares of Series A 8% Convertible Preferred Stock remains outstanding, the Company shall not without first obtaining the approval, voting or consenting as the case may be, of all of the holders of the outstanding shares of Series A 8% Convertible Preferred Stock:

          (a) Certificate of Incorporation.  Amend or restate the Certificate of
              ----------------------------
Incorporation so as to adversely affect the Series A 8% Convertible Preferred Stock; or

          (b) Create Any New Class or Series.  Create any new class or series of
              ------------------------------
shares having dividend or liquidation rights superior to or on a parity with the Series A 8% Convertible Preferred Stock.

     9.   Series B Preferred Stock Protective Provisions. So long as any shares
          ----------------------------------------------
of Series B Preferred Stock remains outstanding, the Company shall not without first obtaining the approval, voting or consenting as the case may be, of the holders of a majority of the outstanding shares of Series B Preferred Stock:

          (a) Certificate of Incorporation.  Amend or restate the Certificate of
              ----------------------------
Incorporation so as to adversely affect the Series B Preferred Stock; or

          (b) Create Any New Class or Series.  Create any new class or series of
              ------------------------------
shares having dividend or liquidation rights superior to or on a parity with the Series B Preferred Stock.

     10.  Series C Preferred Stock Protective Provision. So long as any shares
          ---------------------------------------------
of Series C Preferred Stock remains outstanding, the Company shall not without first obtaining the approval, voting or consenting as the case may be, of the holders of a majority of the outstanding shares of Series C Preferred Stock amend or restate the Certificate of Incorporation so as to adversely affect the Series C Preferred Stock.


                                     FIVE


          The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaws whether adopted by them or otherwise.


                                      SIX

     Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.


                                     SEVEN


          A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          B. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

          C. Neither any amendment nor repeal of this Article SEVEN nor the adoption of any provision of this corporation's Certificate of Incorporation inconsistent with this Article SEVEN, shall eliminate or reduce the effect of this Article SEVEN in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article SEVEN, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     IV. Thereafter, pursuant to a resolution of the Board of Directors, this Restated Certificate of Incorporation was duly approved by the holders of the necessary number of shares of the Company's voting securities in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its duly authorized officer this 18/th/ of March, 1999.
                                 ------




                                   DRKOOP.COM, INC.


                                   By: /s/ Donald W. Hackett
                                       ----------------------------
                                       Donald W. Hackett, President



ATTEST:



By: /s/ Louis A. Scalpati
    ----------------------------
    Louis A. Scalpati, Secretary